EXHIBIT 10.2

VONAGE HOLDINGS CORP.

2006 INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

(ANNUAL GRANT)

“Participant”:

“Date of Award”:

This Agreement, effective as of the Date of Award set forth above, represents the grant of Nonqualified Stock Options by Vonage Holdings Corp., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Vonage Holdings Corp. 2006 Incentive Plan (the “Plan”). Capitalized terms have the meanings ascribed to them under the Plan, unless specifically set forth herein.

The parties hereto agree as follows:

1. Grant of Options

The Company hereby grants to the Participant Nonqualified Stock Options to purchase Shares in the manner and subject to the terms and conditions of the Plan and this Agreement as follows:

(a) Number of Shares Covered by the Options:

(b) “Option Price”: $                 per Share

(c) “Option Term”: The Options have been granted for a period of ten years, ending on the tenth anniversary of the Date of Award.

2. Vesting of Options

(a) The Participant shall be 100% vested in the Options effective as of the Date of Award.

(b) The Options will remain exercisable until they terminate in accordance with Section 4 below.

3. Exercise of Options

(a) The Options may be exercised by written notice to the Company, specifying the number of Shares the Participant then desires to purchase, accompanied by the Option Price of such Shares, and as soon as practicable after receipt of such notice and payment, such Shares will be issued in the Participant’s name. The Committee reserves the right to modify the exercise procedures from time to time.

(b) Except as otherwise provided in this Section 3, the Participant must submit a check payable to the order of Vonage Holdings Corp. for an amount in United States dollars equal to the Option Price of such Shares, or tender Shares to the Company having an aggregate Fair Market Value on the date of exercise equal to such Option Price, or a combination thereof. If permitted by the Committee, the Participant may direct the Company to withhold a number of Shares covered by the Option having an aggregate Fair Market Value on the date of exercise equal to such Option Price.

4. Termination of Options

The Options will terminate, and be of no force or effect, upon the earlier of:

(a) the date of termination of the Participant’s service as a Non-Employee Director of the Company if such termination is for cause as determined by the Board, or the second anniversary of such date if the Participant’s service as a Non-Employee Director of the Company terminates for any other reason; and

(b) the expiration of the Option Term.

5. Rights as Stockholder

The Participant shall have no rights as a stockholder of the Company with respect to the Shares covered by the Options until such time as the Option Price has been paid and the Shares have been issued and delivered to the Participant.

6. Transferability

Unless permitted by the Committee in accordance with the terms of the Plan, the Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and, during the Participant’s lifetime, may be exercised only by the Participant or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.

7. Miscellaneous

(a) This Agreement and the rights of the Participant hereunder are subject to the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.

(b) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required or, the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(c) The Options are intended not to provide for a “deferral of compensation” within the meaning of Section 409A of the Code. Notwithstanding the forgoing or any provision of the Plan or this Agreement, if any provision of this Agreement or the Plan contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision in order to comply with the requirements of Section 409A of the Code or to satisfy the conditions of any exception therefrom, or otherwise to avoid the imposition of the additional income tax and interest under Section 409A of the Code, while maintaining, to the maximum extent practicable, the original intent and economic benefit to the Participant, without materially increasing the cost to the Company, of the applicable provision.

(d) Delivery of the Shares underlying the Options upon exercise will be subject to the Participant satisfying all applicable federal, state, local and foreign taxes. The Company shall have authority to deduct or withhold from all amounts payable to the Participant in connection with the Options, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law.

(e) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Date of Award.

VONAGE HOLDINGS CORP.

By:
Name: Title:

Participant

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